UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 22, 2005
                                                         -----------------

                       PROVIDENT FINANCIAL SERVICES, INC.
             (Exact Name of Registrant as Specified in its Charter)

         Delaware                         001-31566               42-1547151
-------------------------------        -----------------          ----------
(State or Other Jurisdiction)        (Commission File No.)     (I.R.S. Employer
      of Incorporation)                                     Identification No.)


830 Bergen Avenue, Jersey City, New Jersey                    07306-4599
------------------------------------------                    ----------
(Address of Principal Executive Offices)                      (Zip Code)

Registrant's telephone number, including area code:  (201) 333-1000
                                                     --------------

                                 Not Applicable
                                 ---------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01   Entry into a Material Definitive Agreement.
            -------------------------------------------

     On December 22, 2005 the Board of Directors (the "Board") of Provident Financial Services, Inc. (the "Company"), on the recommendation of the Governance/Nominating Committee of the Board, approved certain changes to the retainer and meeting fees for Board and Board Committee participation by non-management directors of the Company and its wholly-owned subsidiary, The Provident Bank (the "Bank"). The changes, which are effective January 1, 2006, are as follows:

     1) An increase in the annual retainer paid to the directors by the Bank from $21,000 to $25,000. The Company pays no annual retainer to directors.
     2) An increase in the meeting fee paid to the directors of the Bank and the Company from $1,000 to $1,250 and the elimination of the payment of two meeting fees when the Boards of the Company and the Bank meet on the same day. Only one meeting fee will be paid when the Boards of the Company and the Bank meet on the same day.
     3) An increase in the annual retainer paid to the Lead Director from $5,000 to $10,000.
     4) An increase in the annual retainer paid to the Audit Committee Chair from $5,000 to $7,500 and an increase in the meeting fee paid to members of the Audit Committee from $1,000 to $1,250.
     5) An increase in the meeting fee paid to the Chairs of the Compensation and Governance/Nominating Committees from $1,250 to $2,000 and an increase in the meeting fee paid to the members of the Compensation and Governance/Nominating Committees from $800 to $1,000.
     6) An increase in the meeting fee paid to the Chair of the Trust Committee of the Bank from $1,200 to $1,500 and an increase in the meeting fee paid to the members of the Trust and Loan Committees of the Bank from $800 to $1,000.
     7) An annual grant of 2,000 stock options will be made to each non-management director of the Company and an additional annual grant of 5,000 stock options will be made to each non-management director of the Company who joined the Board after June 30, 2004 (currently three directors). All such stock options shall be granted under, and shall be subject to, the terms of the Provident Financial Services, Inc. 2003 Stock Option Plan.
     8) Elimination of the payment by the Bank of an annual premium on a $10,000 life insurance policy for the benefit of each current director of the Bank.
     9) Termination of benefits under the Retirement Plan for the Board of Directors of The Provident Bank, as amended for certain non-management directors who will have less than ten years of service on the Board of the Bank as of December 31, 2006 (currently five of the 13 non-management directors). The Retirement Plan for the Board of Directors of The Provident Bank is a non-qualified plan which provides cash payments for up to ten years to eligible retired non-management directors based on age and length of service requirements. The maximum payment under this plan to a director who terminates service on or after the age of 72 with at least ten years of service on the Board, is 40 quarterly payments of $1,250. The Bank may suspend payments under this plan if it does not meet Federal Deposit Insurance Corporation or New Jersey Department of Banking and Insurance minimum capital requirements. The plan further provides that, in the event of a change in control (as defined in the plan), the undistributed balance of a director's accrued benefit will be distributed to him or her within 60 days of the change in control.


Item 9.01.  Financial Statements and Exhibits
            ---------------------------------

            (a)   Financial Statements of Businesses Acquired. Not applicable

            (b)   Pro Forma Financial Information.  Not Applicable

            (c)   Exhibits.  Not Applicable

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                     PROVIDENT FINANCIAL SERVICES, INC.



DATE:  December 27, 2005             By: /s/ Paul M. Pantozzi
                                         ---------------------------
                                         Paul M. Pantozzi
                                         Chairman and Chief Executive Officer